UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 20, 2008

Martin Marietta Materials, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	1-12744	56-1848578

(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

2710 Wycliff Road, Raleigh, North Carolina	27607
(Address of principal executive offices)	(Zip Code)
(919) 781-4550
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
Martin Marietta Materials, Inc. (the “Corporation”) is changing the recordkeeper for its Performance Sharing Plan and Savings Investment Plan (collectively, the “Plan”). As a result of this change in recordkeeper, a conversion period is necessary to transition account and plan records. On March 17, 2008, the Corporation sent a notice to plan participants informing them that, due to this change in the recordkeeper of the Plan, Plan participants will temporarily be unable to direct or diversify the investments in their accounts established under the Plan, including the Martin Marietta Materials Common Stock Fund, or obtain loans or distributions from the Plan, during the period from April 25, 2008 to the week of May 12, 2008 (the “Restricted Period”).
On March 20, 2008, the Corporation also sent a blackout trading restriction notice (the “Notice”) to its directors and executive officers indicating that, pursuant to Section 306 of the Sarbanes-Oxley Act of 2005 and Regulation BTR, they will be prohibited from purchasing, selling or otherwise acquiring or transferring equity securities, directly or indirectly, during the Restricted Period. A copy of the Notice is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.
A participant in the Plan, a security holder or other interested person may obtain, without charge, information regarding the Restricted Period by contacting Meredith McLean-Morrison, Retirement Services Manager, telephone (919) 783-4573, email: meredith.mclean@martinmarietta.com or by mail to Ms. McLean-Morrison’s attention to: Martin Marietta Materials, 2710 Wycliff Road, Raleigh, North Carolina 27607.
Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit Number

99.1	Notice to the Board of Directors and Executive Officers of Martin Marietta Materials, Inc. dated March 20, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2008	MARTIN MARIETTA MATERIALS, INC.

	By:	/s/ Roselyn R. Bar

	Name:	Roselyn R. Bar
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number

99.1	Notice to the Board of Directors and Executive Officers of Martin Marietta Materials, Inc.